As filed with the Securities and Exchange Commission on April 3, 2020

Registration No. 333-225209

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

ON

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENERAL CANNABIS CORP

(Exact name of registrant as specified in its charter)

Colorado	6512	90-1072649
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue

Denver, Colorado 80224

(303) 759-1300

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Steve Gutterman

6565 E. Evans Avenue

Denver, Colorado 80224

(303) 759-1300

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Murray Indick, Esq.

John M. Rafferty, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

(415) 268-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On May 25, 2018, the registrant filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-225209), which was declared effective on June 5, 2018 (the “2016 Form S–1”). The Form S-3 was filed to register the offer and resale by the selling stockholders named therein from time to time of up to 13,128,448 of the registrant’s common stock, par value $0.001 per share.

This Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (this “Post-Effective Amendment”) is being filed by the registrant to convert the Form S-3 into a registration statement on Form S-1. This Post-Effective Amendment also contains an updated prospectus. All filing fees payable in connection with the registration of the securities covered by this Post-Effective Amendment were paid by the registrant at the time of the initial filing of the Form S-3.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 3, 2020

PROSPECTUS

General Cannabis Corp

13,128,448 SHARES OF COMMON STOCK
Offered by the Selling Stockholders

All of the 13,128,448 shares of General Cannabis Corp’s common stock are being sold by the selling stockholders identified in this prospectus.

This prospectus covers the resale of up to (i) 4,662,953 shares of common stock that were issued upon the exercise of the 12% A Warrants (as defined herein) and the 12% B Warrants (as defined herein); (ii) 42,700 shares of common stock issuable upon the exercise of  the 2013 Series B Warrants (as defined herein), (iii) 204,500 shares of common stock that were issued upon the exercise of the Original 10% Warrants (as defined herein), (iv) 434,000 shares of common stock issuable upon the exercise of the Additional 10% Warrants (as defined herein), (v) 225,000 shares of common stock that were issued upon the exercise of the Additional 10% Warrants, (vi) 196,874 shares of our common stock that were issued upon the exercise of the Greenhouse Warrants (as defined herein), (vii) 75,000 shares of common stock that were issued upon the exercise of Non-Employee Warrants (as defined herein), (viii) 40,000 shares of common stock issuable upon the exercise of the Non-Employee Warrants, (ix) 100,000 shares of common stock issuable upon the exercise of the DB Option Agreement Warrant (as defined herein),  (x) 100,000 shares of common stock that were issued upon the exercise the 8% Warrants, and (xi) 7,044,921 shares of common stock issued to certain accredited investors pursuant to the 2017 Agreement (as defined herein) and upon the exercise of the 2017 Warrants (as defined herein). The 12% A Warrants, the 12% B Warrants, the 2013 Series B Warrants, the Original 10% Warrants, the Additional 10% Warrants, the Greenhouse Warrants, the Non-Employee Warrants, the DB Option Agreement Warrant, the 8% Warrants and the 2017 Warrants are collectively referred to herein as the “Warrants.” The shares of common stock will be issued upon exercise of the Warrants. The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Although we will receive proceeds if any Warrants are exercised, the selling stockholders will receive all of the net proceeds from the offering. We will bear all costs associated with the registration of the shares covered by this prospectus. The selling stockholders will pay all brokerage commissions and discounts attributable to the sale of the shares, plus brokerage fees. See “Plan of Distribution.”

The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to the securities offered by the selling stockholders and the general manner in which they may be offered. The specific terms of any securities to be offered by the selling stockholders, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted by the OTC Markets Group’s OTCQX® Best Market under the symbol “CANN.” On April 1, 2020, the closing price of our common stock was $0.458 per share. Our principal executive offices are located at 6565 E. Evans Avenue, Denver, Colorado 80224, and our telephone number is (303)759-1300.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and that are incorporated by reference into this prospectus or any prospectus supplement before you invest in our securities. See “Risk Factors” on page 4 of this prospectus and any risk factors contained in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2020.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION BY REFERENCE	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
RISK FACTORS	4
GENERAL CANNABIS CORP	5
USE OF PROCEEDS	6
DILUTION	7
DESCRIPTION OF CAPITAL STOCK	8
SELLING STOCKHOLDERS	10
PLAN OF DISTRIBUTION	14
LEGAL MATTERS	16
EXPERTS	16

ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” the “Company” and “GCC” mean General Cannabis Corp and, where appropriate, our consolidated subsidiaries.

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, the selling stockholders identified in this prospectus may sell an aggregate of up to 13,128,448 shares of our common stock from time to time in one or more offerings, as described in this prospectus. Each time the selling stockholders offer and sell securities pursuant to this prospectus, the selling stockholders will (to the extent required) provide a supplement to this prospectus that contains more specific information about the offering, as well as the amounts, prices and terms of the securities.

This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms and manner of that offering. The accompanying prospectus supplement or information incorporated by reference into this prospectus after the date of this prospectus may also add, update or change information contained in this prospectus. Any such information that is inconsistent with this prospectus will supersede the information in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date thereof and that any information incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Incorporation by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us is available without charge on the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge from the SEC as indicated above, or from us as indicated under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2019;

•

Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019;

•

Current Reports on Form 8-K filed with the SEC on January 24, 2019, February 6, 2019, February 13, 2019, March 20, 2019, April 11, 2019, May 6, 2019, May 23, 2019, June 4, 2019, June 12, 2019, July 24, 2019, August 6, 2019, August 13, 2019, September 17, 2019, September 26, 2019, October 24, 2019, November 7, 2019, November 20, 2019, December 4, 2019, December 16, 2019, December 19, 2019, December 31, 2019, January 6, 2020, January 14, 2020; January 17, 2020, January 31, 2020, February 6, 2020, February 24, 2020 and March 30, 2020; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 11, 2011 (File No. 000-54457), and any amendment or reports filed for the purpose of updating such description.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to our Corporate Secretary at General Cannabis Corp, 6565 E. Evans Avenue, Denver, Colorado 80224, telephone number (303) 759-1300.  We also make available without charge the documents we file with, or furnish to, the SEC on our website at http://generalcann.com/investor-relations/. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Some of these statements can be identified by use of forward-looking words such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans” or “estimates,” or the negative of these words, or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, they may include, but are not limited to, the factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases.

You should not consider this list to be a complete statement of all risks and uncertainties. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. Except to the extent required by federal securities laws, we undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or incorporated by reference herein or therein, you should carefully consider the risks discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases. See “Where You Can Find Additional Information.”

GENERAL CANNABIS CORP

General Cannabis Corp, a Colorado corporation, was incorporated on June 3, 2013.  We operate through our ten wholly-owned subsidiaries: (a) 6565 E. Evans Owner LLC, a Colorado limited liability company formed in 2014; (b) General Cannabis Capital Corporation, a Colorado corporation formed in 2015; (c) GC Security LLC (“GCS”), a Colorado limited liability company formed in 2015; (d) GC-NY Health, LLC, a New York limited liability company formed in 2019; (e) Standard Cann, Inc., a Colorado corporation formed in 2019; (f) Cannassuer, LLC, a Colorado limited liability company formed in 2019; (g) Cannasseur Dispensary, LLC, a limited liability company formed in 2019; (h) Cannasseur Cultivation, LLC, a limited liability company formed in 2019; (i) Cannassuer Extraction, LLC, a limited liability company formed in 2019 and (j) GC Corp. (formerly ACS Corp), a Colorado corporation, formed in 2013.

Our principal executive offices are at 6565 E. Evans Avenue, Denver, Colorado 80224, and our telephone number is (303)759-1300. Our website is http://generalcann.com/investor-relations/. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common stock being offered by the selling stockholders. We will, however, receive proceeds from the selling stockholders’ exercise of the Warrants to purchase shares of our common stock, which shares we are hereby registering. We will use these proceeds for general corporate purposes, including for working capital and acquisitions.

We will pay for the expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of selling stockholder legal counsel applicable to any sale of the shares.

DILUTION

The execution of the Warrants held by the selling stockholders in accordance with the agreements covering the Warrants will result in the issuance of shares of our common stock, which will in turn have a dilutive impact on our stockholders. As a result, our net loss per share could decrease in future periods and the market price of our common stock could decline.

616,700 shares of common stock are issuable to the selling stockholders upon the exercise of the Warrants:

•

Holders of our 2013 Series B Warrants may purchase up to 42,700 shares of our common stock at an exercise price of $5.00 per share.

•

Holders of our 10% Warrants may purchase up to 434,000 shares of our common stock at an exercise price of $1.07 per share.

•

Holders of our Non-Employee Warrants may purchase up to 5,000 shares of our common stock at an exercise price of $0.90 per share  , and up to 35,000 shares of our common stock at an exercise price of $3.08 per share.

•

Holders of our DB Option Agreement Warrant may purchase up to 100,000 shares of our common stock at an exercise price of $0.67 per share.

Our net tangible book value as of September 30, 2019 was approximately $(1) million, or $(0.03) per share of our common stock. We calculate net tangible book value per share by taking the amount of our total tangible assets, reduced by the amount of our total liabilities, and then dividing that amount by the total number of shares of common stock outstanding.

Based on the exercise prices of the Warrants, we may receive up to $857,180 in gross proceeds upon exercise of the Warrants, assuming that the selling stockholders exercise the Warrants in full. Any proceeds received will be used for general corporate purposes, including for working capital and acquisitions. The 616,700 shares of our common stock to be issued upon exercise of the above described Warrants represent approximately 1.56% of the Company’s issued and outstanding common stock as of September 30, 2019, assuming that the selling stockholders will sell all of the shares offered for sale.

After giving effect to the full exercise of the Warrants, our adjusted net tangible book value on September 31, 2019 would have been approximately $(0.2) million, or $(0.01) per share of our common stock. This amount represents an immediate increase in net tangible book value of $0.01 per share to existing stockholders.  As of the date of this prospectus, it is not possible to calculate the amount of the immediate dilution from the public offering price that will be absorbed by any purchasers of the shares being registered pursuant to the registration statement of which this prospectus forms a part, as the shares may be offered by the selling security holders at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. See “Plan of Distribution.” There could be substantial risks to investors as a result of the issuance of shares of our common stock upon exercise of the above described Warrants, including significant dilution of investors’ percentage ownership and significant potential decline in the price of our common stock.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws, each as amended, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

General

We are authorized to issue 100,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock. Our articles of incorporation also authorize us to issue options, rights, warrants and appreciation rights relating to our common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. As of March 23, 2020, 39,948,548 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to stockholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding shares of common stock can elect all directors.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to a pro rata portion of any distribution of our assets after payment of liabilities. Our directors are not obligated to declare dividends, and it is anticipated that no dividend will be paid in the foreseeable future.

Holders of shares of our common stock do not have preemptive rights to subscribe for any additional shares which may be issued in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorize our board of directors, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, and to fix the number of shares of such series, and the preferences, rights and restrictions thereof. All shares of any one series of preferred stock shall be alike in every particular except as otherwise provided by our articles of incorporation or the Colorado Business Corporations Act. We may amend from time to time our articles of incorporation to increase the number of authorized shares of preferred stock in accordance with the Colorado Business Corporations Act.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•

the title and liquidation preference per share of the preferred stock and the number of shares offered;

•

the purchase price of the preferred stock;

•

the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

•

any redemption or sinking fund provisions of the preferred stock;

•

any conversion, redemption or exchange provisions of the preferred stock;

•

the voting rights, if any, of the preferred stock; and

•

any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the applicable prospectus supplement relating to that series of preferred stock. The summary in this prospectus is not complete. You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Colorado Secretary and the SEC in connection with the offering of the preferred stock.

Each prospectus supplement may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of the preferred stock that prospectus supplement covers.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws may have the effect of delaying, deferring or preventing a change in control of the Company. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our articles of incorporation and bylaws, among other things, provide the board of directors with the ability to alter the bylaws without stockholder approval; provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum; and, as discussed above, authorize our board of directors, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock , and to fix the number of shares of such series, and the preferences, rights and restrictions thereof. The existence of authorized but unissued preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.

Quotation on OTCQX® Best Market

Our common stock is quoted by the OTC Markets Group’s OTCQX® Best Market  under the symbol “CANN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” from time to time of up to an aggregate of 13,128,448 shares of our common stock. When we refer to “selling stockholders” in this prospectus, we mean the stockholders listed in the table below, and any pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interest in our securities other than through a public sale.

The following table sets forth, as of the date of this prospectus:

•

the name of the selling stockholders for whom we are registering shares of our common stock for resale to the public;

•

the number of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of such shares of common stock under this prospectus, including stock options that are exercisable within 60 days of the date hereof;

•

the number of shares of common stock that may be offered for resale for the account of the selling stockholders pursuant to this prospectus; and

•

the number and percentage of shares of common stock to be beneficially owned by the selling stockholders after completion of the offering of such shares of common stock (assuming that all shares of common stock being registered under the registration statement of which this prospectus forms a part that are held by the selling stockholders are resold to third parties).

Name of Selling Stockholder	Shares Beneficially owned Prior to the Offering		Number of Shares Being Offered(2)	Shares Beneficially Owned After the Offering(3)
	Number (1)	Percentage		Number	Percentage
Lloyd Goldman (4)	3,300,000	8%	2,740,000	560,000	1%
Infinity Capital (5)	4,062,342	10%	409,000	3,653,342	9%
Steve Swarzman	2,600,000	6%	2,200,000	400,000	1%
Peter Boockvar (6)	1,925,000	5%	50,000	1,875,000	4%
Michael Roberts	1,550,000	4%	1,150,000	400,000	1%
Evans Street LendCo LLC (7)	1,510,936	4%	878,936	632,000	2%
Andrew Rosen	900,000	2%	700,000	200,000	1%
Emanuel Stern	900,000	2%	500,000	400,000	1%
Seth Leist	900,000	2%	500,000	400,000	1%
Robert Gladstone	750,521	2%	450,521	300,000	1%
Robert Goldman	660,453	2%	420,453	240,000	1%
Arthur Luxenberg	640,000	2%	400,000	240,000	0%
Carpe Diem Investment Holdings LLC	560,000	1%	400,000	162,000	0%
Brian Andrews (8)	5,000	*	5,000	--	0%
Peter Worth	344,400	1%	344,400	--	0%
Seth Oster	277,500	1%	237,500	40,000	0%
Charles Ferguson	280,000	1%	200,000	80,000	0%
Jon Miller	360,000	1%	200,000	160,000	0%
David Tanen	150,000	*	150,000	--	0%
David Thalheim	270,000	1%	150,000	120,000	0%
Roger Gladstone	150,000	*	150,000	--	0%
Robert Greenberg	140,000	*	100,000	40,000	0%
Mark Mermel	100,000	*	100,000	--	0%
Robert Grados	100,000	*	100,000	--	0%
Lawrence Krasin	155,000	*	75,000	80,000	0%
Elliot Singer	55,000	*	55,000	--	0%
Belle Harbour	50,000	*	50,000	--	0%
Christine Hagstrom	50,000	*	50,000	--	0%
Jeffrey Wasserman	50,000	*	50,000	--	0%
Michael Schwartz	50,000	*	50,000	--	0%
Scott Pyper	50,000	*	50,000	--	0%
Richard Feinstein	37,500	*	37,500	--	0%

Ned Dubofsky	28,125	*	28,125	--	0%
Brookwood Holdings (9)	65,000	*	25,000	40,000	0%
Velocity Group LLC	51,000	*	19,000	32,000	0%
Robert Gazzale	15,000	*	15,000	--	0%
Steven Hirsch	14,063	*	14,063	--	0%
Joe Lavigne	12,085	*	12,085	--	0%
The Hunter Realty Org LLC	11,250	*	11,250	--	0%
Aaron Fruhling	10,000	*	10,000	--	0%
Michael Ostad	10,000	*	10,000	--	0%
Rick Seefried	9,500	*	9,500	--	0%
Steve Quoy	8,725	*	8,725	--	0%
Spencer Edwards, Inc.	8,540	*	8,540	--	0%
Scott Sandoval	1,600	*	1,600	--	0%
Brent Bataille	1,500	*	1,500	--	0%
Fred Ott	300	*	300	--	0%
Harold Gorden	250	*	250	--	0%
John Kaszycki	200	*	200	--	0%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

Includes warrants to acquire shares of our common stock that are being registered pursuant to the registration statement of which this prospectus forms a part. Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)	Assumes exercise of all of the holder’s warrants to acquire shares of our common stock that are being registered pursuant to the registration statement of which this prospectus forms a part.
(3)

Assumes all offered shares are sold. The registration of the shares subject to the registration statement of which this prospectus forms a part does not mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(4)

Lloyd Goldman is the managing member of LV Enterprises, LLC. As such, Mr. Goldman may be deemed to be the beneficial owner of the shares of common stock that are held by LV Enterprises. Mr. Goldman disclaims beneficial ownership of the shares owned by LV Enterprises, LLC.

(5)

Infinity Capital is an investment management company founded and controlled by Mr. Feinsod, the Chairman of our Board. See also “Certain Relationships and Related Party Transactions.” Michael Feinsod is the managing member of Infinity Capital. As such, Mr. Feinsod may be deemed to be the beneficial owner of the shares of common stock that are held by Infinity Capital. For purposes of the above table, shares beneficially held by Michael Feinsod are included in the above table as shares beneficially owned by Infinity Capital. Notwithstanding the foregoing, Mr. Feinsod disclaims beneficial ownership of the shares owned by Infinity Capital except to the extent of his pecuniary interest therein.

(6)	Peter Boockvar is a director of the Company.
(7)

Ivan Wolpert is the managing member of Evans Street LendCo LLC. As such, Mr. Wolpert may be deemed to be the beneficial owner of the shares of common stock that are held by Evans Street LendCo LLC. Mr. Wolpert disclaims beneficial ownership of the shares owned by Evans Street LendCo LLC.

(8) (9)

Mr. Andrews is the former Chief Financial Officer of the Company.

Jeffery Wasserman is the managing member of Brookwood Holdings. As such, Mr. Wasserman may be deemed to be the beneficial owner of the shares of common stock that are held by Brookwood Holdings. Mr. Wasserman disclaims beneficial ownership of the shares owned by Brookwood Holdings.

The information set forth above is based upon information obtained from the selling stockholders and upon information in our possession. The percentages of shares beneficially owned after completion of the offering are based on 39,948,548 shares of our common stock outstanding as of March 23, 2020. None of the selling stockholders has within the past three years had any position, office or other material relationship with us or any of our subsidiaries other than as a holder of shares of our common stock or Warrants.

12% Warrants

On September 21, 2016, we entered into a promissory note and warrant purchase agreement (the “12% Agreement”) with certain of the selling stockholders, each an accredited investor, pursuant to which we issued $3,000,000 aggregate principal amount of 12% notes due September 21, 2018 (the “12% Notes”) to such selling stockholders in a private placement. Subject to the terms and conditions of the 12% Agreement, each investor was granted fully-vested warrants to purchase shares of our common stock in an amount equal to their note principal multiplied by three (the “12% Warrants”), resulting in the issuance of 12% Warrants to purchase 9,000,000 shares of our common stock, with an exercise period of three years. The 12% Warrants comprise Series A Warrants, which had an exercise price of $0.35 per share, to purchase 4,500,000 shares of our common stock (the “12% A Warrants”), and Series B Warrants, which had an exercise price of $0.70 per share, to purchase 4,500,000 shares of our common stock (the “12% B Warrants”). As of the date of this prospectus, all of our 12% A Warrants and 12% B Warrants have been exercised.

The resale of 4,662,953 of the shares of common stock issued pursuant to the exercise of the 12% A Warrants and 12% B Warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

2013 Series B Warrants

In connection with our private placement of convertible promissory notes in December 2013 and January 2014 to accredited investors, we granted one of the selling stockholders, the placement agent in such offering, Series B Warrants (the “2013 Series B Warrants”) to purchase up to 42,700 shares of our common stock at an exercise price of $5.00 per share. The 2013 Series B Warrants were exercisable at any time prior to October 31, 2018.  As of the date of this prospectus, all of our 2013 Series B Warrants have been exercised.

The resale of 42,700 shares of our common stock issued pursuant to the exercise of the 2013 Series B Warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

10% Warrants

On May 7, 2015, we completed a private placement pursuant to a promissory note and warrant purchase agreement (the “10% Agreement”) pursuant to which we issued to certain of the selling stockholders, each an accredited investor, promissory notes bearing interest at 10% payable quarterly (the “10% Notes”). Subject to the terms and conditions of the 10% Agreement, each investor was granted fully-vested warrants equal to their note principal divided by two (the “Original 10% Warrants”). The Original 10% Warrants were exercisable for a period of eighteen months after grant date and had an exercise price of $1.08 per share. In December 2016, the expiration date of the unexercised Original 10% Warrants was extended from December 23, 2016 to December 31, 2017.

On June 3, 2016, we finalized agreements with the 10% Note holders to extend the maturity date of the 10% Notes from May 1, 2016 to January 31, 2017. In exchange for the extension, we issued the holders an aggregate of 659,000 additional warrants to purchase our common stock at an exercise price of $1.07 per share for a period of five years (the “Additional 10% Warrants” and, together with the Original 10% Warrants, the “10% Warrants”).

As of December 31, 2017, 204,500 of our remaining Original 10% Warrants were exercised for 204,500 shares of our common stock at an exercise price of $1.08 per share and 12,500 expired unexercised. The Additional 10% Warrants outstanding are exercisable for 659,000 shares of our common stock at an exercise price of $1.07 per share. The Additional 10% Warrants may be exercised at any time on or prior to April 21, 2021.

The resale of 204,500 shares of our common stock that were issued under the Original 10% Warrants, the resale of 225,000 shares of our common stock that were issued under the Additional 10% Warrants as of the date of this prospectus, and the resale of 434,000 shares of our common stock issuable under the Additional 10% Warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

Greenhouse Warrants

On October 21, 2014, we issued to one of the selling stockholders, Evans Street Lendco LLC (“Evans Street”), warrants to purchase 600,000 shares of our common stock at an exercise price of $4.40 per share in a private placement. On July 29, 2015, we entered into a Securities Exchange Agreement (“Exchange Agreement”) with Evans Street to exchange the original warrants for new warrants in a Section 3(a)(9) transaction. Pursuant to the Exchange Agreement, we issued to Evans Street warrants to purchase 225,000 shares of our common stock at an exercise price of $1.20 per share (the “Greenhouse Warrants”). The Greenhouse Warrants were exercisable for a two-year period expiring on July 29, 2017.

The resale of 196,874 shares of our common stock issued under the Greenhouse Warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

Non-Employee Warrants

On July 1, 2016, for consulting services, we granted fully-vested warrants to four of the selling stockholders to purchase up to 35,000 shares of our common stock at an exercise price of $0.90 per share, with a term of five years. The resale of 30,000 shares of our common stock that were issued upon exercise of these warrants and 5,000 shares of our common stock issuable upon exercise of these warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

On September 21, 2016, we granted fully-vested warrants to one of the selling stockholders to purchase up to 20,000 shares of our common stock at an exercise price of $1.20 per share, with a term of five years.  The resale of 20,000 shares of our common stock that were issued upon exercise of these warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

On June 26, 2015, we granted one of the selling stockholders who provides management consulting services fully-vested warrants to purchase up to 25,000 shares of our common stock at an exercise price of $2.10 per share with a term of three years.  On August 31, 2015, we granted this individual fully-vested warrants to purchase up to 5,000 shares of our common stock at an exercise price of $1.03 per share, with a term of three years.  On December 18, 2015, we granted this individual warrants to purchase up to 7,500 shares our common stock at an exercise price of $0.60 per share, with a one year vesting period and a term of three years.  The resale of 37,500 shares of our common stock issuable upon exercise of these warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

On July 1, 2015, we entered into a one-year contract with one of the selling stockholders to provide management consulting services.  We granted this individual warrants to purchase up to 25,000 shares of our common stock at an exercise price of $1.88 per share, with a one year vesting period and a term of three years. The resale of 25,000 shares of our common stock that were issued upon exercise of these warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

On November 13, 2017, we granted one of the selling stockholders who provides investor consulting services fully vested warrants to purchase up to 10,000 shares of our common stock at an exercise price of $1.40 per share with a term of two years.  The resale of 10,000 shares of our common stock issuable upon exercise of these warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

The warrants described above under the heading “—Non-Employee Warrants” are referred to collectively as the “Non-Employee Warrants.”

DB Option Agreement Warrant

On March 29, 2016, we granted one of the selling stockholders, Infinity Capital West, LLC, (“Infinity”), a Colorado limited liability company controlled by Michael Feinsod, the Company’s Chairman of the Board of Directors, a warrant (the “DB Option Agreement Warrant”) to purchase up to 100,000 shares of our common stock at an exercise price of $0.67 per share, as consideration for an extension of the option to purchase all of GC Finance Arizona LLC’s interest in DB Products Arizona, LLC to September 30, 2015. The DB Option Agreement Warrant may be exercised at any time on or prior to March 31, 2021.

The resale of 100,000 shares of our common stock issuable under the DB Option Agreement Warrant are being registered pursuant to the registration statement of which this prospectus forms a part.

8% Warrants

On August 15, 2016, we completed a private placement of promissory notes with two of the selling stockholders, each an accredited investor, bearing interest at 8% (the “8% Notes”), payable on demand by the lenders.  Subject to the terms of the 8% Notes, we also issued warrants to purchase up to 100,000 shares of our common stock at an exercise price of $0.78 per share (the “8% Warrants”), with a life of three years.  The 8% Warrants were exercisable at any time before August 15, 2019.

The resale of 100,000 shares of our common stock that were issued upon exercise of the 8% Warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

2017 Warrants

On October 9, 2017, we entered into a securities purchase agreement (the “2017 Agreement”) with several of the selling stockholders, each a non-affiliated accredited investor, pursuant to which we issued and sold to the investors units representing 4,000,000 shares of our common stock and warrants to purchase 4,000,000 shares of our common stock (the “2017 Warrants”).  Each 2017 Warrant was exercisable for a period of two years from the date of issuance at an exercise price of $0.50.  As of the date of this prospectus, all of our 2017 Warrants have been exercised.

The resale of 7,044,921 shares of common stock issued to the investors pursuant to the 2017 Agreement and upon the exercise of the 2017 Warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

The selling stockholders may sell the securities in one or more of the following ways from time to time:

•

to or through underwriters or dealers;

•

directly to one or more purchasers;

•

through agents;

•

through a combination of any of these methods of sale; or

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities, including shares of our common stock, in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to an accompanying prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable OTC Markets Group’s OTCQX® Best Market  or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets.

For each offering of securities, the applicable prospectus supplement or other offering materials relating to the offering will set forth the terms of such offering, including:

•

the name or names of any underwriters, dealers or agents;

•

the purchase price of the offered securities and the net proceeds to GCC from the sale;

•

any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•

any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•

any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•

a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;

•

a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; and

•

a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the OTC Markets Group’s OTCQX® Best Market  or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

Offered securities may be sold directly by the selling stockholders to one or more institutional purchasers, or through agents designated by the selling stockholders from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the selling stockholders to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

Underwriters, dealers and agents may be entitled under agreements entered into with the selling stockholders to indemnification by the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof.

The selling stockholders may also sell all or a portion of their shares in reliance upon Rule 144 under the Securities Act or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions. The selling stockholders may also transfer, devise or gift such shares by other means not described in this prospectus. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares of common stock we are registering.

Other than our common stock, which is quoted on the OTC Markets Group’s OTCQX® Best Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be quoted on the OTC Markets Group’s OTCQX® Best Market, subject to official notice of issuance. Any underwriters to whom the selling stockholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, Morrison & Foerster LLP, San Francisco, California, will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Hall and Company, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements, includes an explanatory paragraph referring to our ability to continue as a going concern and expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

General Cannabis Corp.

13,128,448 Shares of Common Stock

Offered by the Selling Stockholders

PROSPECTUS

The date of this prospectus is                    , 2020.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be borne by General Cannabis Corp in connection with the issuance and distribution of the securities registered under this registration statement. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$6,740.62
Legal fees and expenses	80,000.00
Accounting fees and expenses	100,000.00
Miscellaneous	10,000.00
Total	$196,740.62

Item 15. Indemnification of Directors and Officers

Our articles of incorporation provide that we may indemnify any of our directors, officers, employees, fiduciaries, or agents to the full extent permitted by the Colorado Business Corporation Act as in effect at the time of the conduct by such person. Our bylaws provide that we shall indemnify our directors in their capacities as directors pursuant to the procedures set forth in, and to the full extent authorized by, Colorado law and that we may indemnify and advance expenses to our officers, employees, fiduciaries and agents as we deemed appropriate and as permitted by Colorado law.

Section 7-109-103 of the Colorado Business Corporation Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, trustee of, or similar position with, another corporation or other entity or of any employee benefit plan (a “Director”) or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which the Director was a party, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation. Our articles of incorporation do not contain any such limitation.

Section 7-109-102 of the Colorado Business Corporation Act provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director, against any obligation incurred with respect to a Proceeding, to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the Director conducted himself or herself in good faith and the Director reasonably believed, in the case of conduct in an official capacity with the corporation, that the Director’s conduct was in the corporation’s best interests and, in all other cases, the Director’s conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the Director had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a Director in connection with any Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit.

Section 7-109-105 of the Colorado Business Corporation Act authorizes a court of competent jurisdiction to order indemnification if it determines that the Director is (i) entitled to mandatory indemnification under Section 7-109-103 (in which case the court also shall order the Colorado corporation to pay the Director’s reasonable expenses incurred to obtain court-ordered indemnification) or (ii) fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the Director met the standard of conduct under Section 7-109-102 or was adjudged liable in an action by or in the right of the corporation or on the basis that he or she derived an improper personal benefit (except that the indemnification in these circumstances is limited to the reasonable expenses incurred in connection with the Proceeding and reasonable expenses incurred to obtain court-ordered indemnification).

Under Section 7-109-107 of the Colorado Business Corporation Act, unless otherwise provided in its articles of incorporation, a Colorado corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify such a person who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-104 of the Colorado Business Corporation Act authorizes a Colorado corporation to pay expenses incurred in defending a Proceeding in advance of the final disposition of the Proceeding if the Director, officer, employee, fiduciary or agent undertakes in writing to repay the amount if it is a ultimately determined that such person did not meet the statutory standards of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification under the Colorado Business Corporation Act.

Section 7-109-106 of the Colorado Business Corporation Act provides that the determination that a Director or other person is entitled to indemnification or advancement of expenses under the Act is to be made by (i) the board of directors by a majority vote of those present at a meeting at which a quorum is present (and only those directors not parties to the Proceeding shall be counted in satisfying the quorum), (ii) if a quorum cannot be obtained, by a majority vote of a committee of the board, which shall consist of two or more directors not parties to the Proceeding (except that directors who are parties to the Proceeding may participate in the designation of the directors for the committee) or (iii) by the corporation’s shareholders. With respect to clauses (i) and (ii), if a quorum of the board cannot be obtained and a committee cannot be established (or even if quorum is obtained or a committee is designated), if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made under the Act must be made by independent legal counsel selected by a vote of the board or committee constituted in the manner contemplated in the preceding sentence or if a quorum cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors. Authorization of indemnification and advancement of expenses must be made in the same manner as the determination that indemnification or advancement of expenses is permissible; except that, if the determination that indemnification or advancement of expenses is permissible is made by independent legal counsel, authorization of indemnification and advancement of expenses is to be made by the body that selected such counsel.

The underwriting agreement to be entered into in connection with an offering of the securities will contain provisions which indemnify the officers and directors of GCC in certain circumstances.

It is the opinion of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 16. Exhibits

See the Exhibit Index attached to this registration statement and incorporated by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to our registration statement on Form S-1 filed with the SEC on November 25, 2009, File No. 333-163342)
3.2	Articles of Amendment (Incorporated by reference to Exhibit 3.2 to our registration statement on Form S-1 filed with the SEC on November 25, 2009, File No. 333-163342)
3.3	Articles of Amendment (name change) (Incorporated by reference to Exhibit 3.5 to our registration statement on Form S-1 filed with the SEC on February 12, 2014, File No. 333-193890)
3.4	Articles of Amendment (name change) (Incorporated by reference to Exhibit 3.1 to our Form 8-K filed with the SEC on June 18, 2015)
3.5	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 1, 2017)
5.1	Opinion of Morrison & Foerster LLP (Incorporated by reference to Exhibit 5.1 to our registration statement on Form S-3 filed with the SEC on April 27, 2018, File No. 333-224486)
23.1*	Consent of Hall & Company, Independent Registered Public Accounting Firm
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on applicable signature pages to this registration statement)

*

Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, General Cannabis Corp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 3rd day of April, 2020.

GENERAL CANNABIS CORP

By:	/s/ Steve Gutterman
Steve Gutterman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Gutterman and Jessica Bast, and each of them, as his or her attorneys-in-fact and agents, each with the power of substitution, for him or her in any and all capacities, to sign this Registration Statement, any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the 3rd day of April, 2020.

April 3, 2020	By:	/s/ Steve Gutterman
Steve Gutterman
Principal Executive Officer and Director

April 3, 2020	By:	/s/ Jessica Bast
Jessica Bast
Principal Financial and Accounting Officer

April 3, 2020	By:	/s/ Michael Feinsod
Michael Feinsod
Chairman of the Board of Directors

April 3, 2020	By:	/s/ Peter Boockvar
Peter Boockvar
Director

April 3, 2020	By:	/s/ Mark Green
Mark Green
Director

April 3, 2020	By:	/s/ Seth Oster
Seth Oster
Director